UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
October 5, 2006 (October 4, 2006)

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000

(Registrant’s telephone number, including area code)
N.A.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
     On October 4, 2006, Anadarko Petroleum Corporation (the “Company) announced that the Company, Kerr-McGee Corporation, a wholly-owned subsidiary (“Kerr-McGee”), and Citibank, N.A., as trustee, entered into a Second Supplemental Indenture and a Ninth Supplemental Indenture (collectively the “Supplemental Indentures”) to Kerr-McGee’s Indentures dated August 1, 2001 and August 1, 1982, respectively, as supplemented (collectively the “Indentures”). The Supplemental Indentures add the Company as a guarantor under the Indentures. Copies of the Supplemental Indentures are attached hereto as Exhibits 4.1 and 4.2. A copy of the press release is attached hereto as Exhibit 99.1.
Item 8.01 Other Events.
     On October 4, 2006, the Company announced the issuance of Zero Coupon Senior Notes due 2036 for a purchase price of $500,000,000. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Document

4.1	Second Supplemental Indenture dated October 4, 2006 by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and Citibank, N.A.

4.2	Ninth Supplemental Indenture dated October 4, 2006 by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and Citibank, N.A.

99.1	Press Release.

99.2	Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)
Dated: October 5, 2006	By:	/s/ Charlene A. Ripley
Charlene A. Ripley, Vice President,
General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document

4.1	Second Supplemental Indenture dated October 4, 2006 by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and Citibank, N.A.

4.2	Ninth Supplemental Indenture dated October 4, 2006 by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and Citibank, N.A.

99.1	Press Release.

99.2	Press Release.